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                                                                  EXHIBIT 10(ff)


                 THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT
                 ----------------------------------------------


     THIS THIRD AMENDMENT AND WAIVER (this "AMENDMENT"), to the Credit
Agreement dated as of July 30, 1997, among SAFETY 1ST, INC., a Massachusetts Corporation ("SAFETY"), SAFETY 1ST HOME PRODUCTS CANADA INC., a Canadian federal corporation ("SAFETY CANADA" and, together with Safety, the "BORROWERS"), each of the financial institutions from time to time parties thereto as lenders (the "LENDERS"), BT COMMERCIAL CORPORATION, as agent (in such capacity, the "AGENT") for the Lenders and BANKERS TRUST COMPANY, as issuer of letters of credit (in such capacity, the "ISSUING BANK"), is made as of March 31, 1998 among the Borrowers and the undersigned Lenders.


                               W I T N E S E T H :
                               - - - - - - - - -

     WHEREAS, the Borrowers, the Lenders, the Agent and the Issuing Bank are parties to the Credit Agreement, dated as of July 30, 1997 (as heretofore amended on October 29, 1997 and January 23, 1998 and as the same may be further amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless otherwise defined herein);

     WHEREAS, Safety issued 15,000 shares of its Series A Preferred Stock (the "SERIES A PREFERRED STOCK") to certain investors (the "INVESTORS") pursuant to the Stock Purchase Agreement;

     WHEREAS, Safety desires to issue 15,000 shares of a new class of preferred stock (the "SERIES B ISSUANCE") to be designated as its Series B Preferred Stock (the "SERIES B PREFERRED STOCK") containing terms set forth in a Designation of Series B Preferred Stock, substantially in the form of Exhibit A attached hereto (the "SERIES B CERTIFICATE OF DESIGNATION").

     WHEREAS, Safety and the Investors desire to memorialize their prior agreement to modify the terms of the Series A Preferred Stock to permit Safety at any time to redeem any or all of the shares of its preferred stock and to permit the Investors, under the circumstances described in the Series B Certificate of Designation, to require Safety to redeem all of the shares of its preferred stock then outstanding, which modification would be accomplished pursuant to a Share Exchange Agreement, substantially in the form of Exhibit B attached hereto (the "EXCHANGE AGREEMENT") under which each Investor agrees to exchange its shares of Series A Preferred Stock for an equal number of shares of Series B Preferred Stock (the "EXCHANGE").
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     WHEREAS, the Borrowers have requested that the undersigned Lenders agree to amend and waive certain provisions of the Credit Agreement to permit Safety to consummate the Series B Issuance and the Exchange; and

     WHEREAS, the undersigned Lenders are agreeable to such amendments and waivers, but only on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto hereby agree as follows:

     SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. Effective as of December 31, 1997, but subject to the satisfaction of the conditions precedent set forth in
Section 3, the Credit Agreement is hereby amended as follows:

     (a) Section 1.1 of the Credit Agreement is amended by inserting the following definitions in their proper alphabetical sequence;

         "'Series B Certificate of Designation' means the Certificate of Designation relating to the Series B Preferred Stock.

         'Series B Preferred Stock' means 15,000 shares of Series B Preferred Stock issued by Safety, which contain the terms and conditions set forth in the Series B Certificate of Designation.'"

     (b) Section 7.2(d) of the Credit Agreement is amended by (i) inserting "(i)" immediately after "except that" and (ii) inserting the following immediately before the period at the end of such Section: "and (ii) Safety may file the Series B Certificate of Designation."

     (c)Section 7.2(h) of the Credit Agreement is amended by (i) deleting "Certificate of Designation of Safety dated as of July 28, 1997" and substituting therefor "Series B Certificate of Designation" and (ii) deleting "Safety's Series A Preferred Stock" and substituting therefor "the Series B Preferred Stock."

     SECTION 2. WAIVERS. Effective as of December 31, 1997, but subject to the satisfaction of the conditions of effectiveness set forth in Section 3 hereof:



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        (a) the Lenders hereby waive compliance with Section 7.2(j) of the
Credit Agreement, but solely to the extent required to permit Safety to consummate the Series B Issuance and the Exchange; and

        (b) the Lenders hereby waive compliance with Section 7.2(l)(ii) of the Credit Agreement, but solely to the extent required to permit Safety to consummate the Series B Issuance and the Exchange.

        SECTION 3. EFFECTIVENESS. This Amendment shall become effective upon the Agent's receipt of (a) this Amendment, duly executed by the Borrowers and the majority Lenders and duly consented to by the Guarantors, and (b) evidence satisfactory to it that the Exchange Agreement has become effective in accordance with its terms.

        SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each of the Borrowers represents and warrants as follows:

        (a) The execution, delivery and performance by each Borrower of this Amendment, the Credit Agreement as amended hereby and any documents delivered in connection herewith to which such Borrower is a party (i) are within such Borrower's corporate powers and authority, have been duly authorized by all necessary corporate action and do not contravene (A) such Borrower's Governing Documents (including, without limitation, the certificate of designation for any preferred stock of a Borrower), (B) any Requirement of Law applicable to it or any of its properties or (C) any franchise, license, permit, indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it or any of its properties are bound, and
(ii) will not result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower (other than Liens permitted by the Credit Agreement).

        (b) This Amendment, the Credit Agreement as amended hereby and any documents delivered in connection herewith to which such Borrower is a party constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally and general principles of equity.


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         (c) There is no pending or, to the best of its knowledge, threatened litigation, proceeding, inquiry or other action seeking an injunction or other restraining order with respect to the transactions contemplated by this Amendment or the Credit Agreement as amended hereby.

         (d) Since December 31, 1997 there has occurred no change, occurrence, development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         (e) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

         (f) No shares of the Series A Preferred Stock will be outstanding upon the Consummation of the Exchange.

         SECTION 5. REFERENCE TO AND EFFECT ON THE CREDIT DOCUMENTS.

         (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to (i) "this Agreement," "hereunder," "hereof," "herein" and words of like import, and such words or words of like import in each reference in the Credit Documents, shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended and waived hereby, all of the terms and provisions of the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to or a waiver of any right, power or remedy of the Agent or the Lenders under any of the Credit Documents, or constitute an amendment to or a waiver of any provision of any of the Credit Documents.

         (d) Nothing in this Amendment shall be deemed to constitute a consent by the Lenders to any obligation Safety may have to redeem any or all of the shares of the Series B Preferred Stock pursuant to Section 5(b) of the Series B Certificate of Designation or otherwise.

         (e) This Amendment shall be deemed to be a Credit Document for all purposes.

         SECTION 6. EXECUTION IN COUNTERPARTS; ETC. This Amendment may be executed in counterparts each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Amendment and each of the other documents


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delivered in connection herewith may be executed and delivered by telecopier with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

     SECTION 7. COSTS, EXPENSES AND TAXES. The Borrowers shall jointly and severally pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the documents contemplated hereby or delivered in connection herewith, and agrees to hold the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. The Borrowers shall jointly and severally pay for all of the reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation, negotiation and closing of this Amendment, including, without limitation, the reasonable fees and expenses of Luskin, Stern & Eisler LLP, counsel to the Agent.

     SECTION 8. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

















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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        BORROWERS

                                        SAFETY 1ST, INC.



                                        By: /s/ Richard E. Wenz
                                           -------------------------------------
                                           Name: Richard E. Wenz
                                           Title: President & COO


                                        SAFETY 1ST HOME PRODUCTS CANADA, INC.



                                        By: /s/ Richard E. Wenz
                                           -------------------------------------
                                           Name: Richard E. Wenz
                                           Title: Vice President



                                        LENDERS

                                        BT COMMERCIAL CORPORATION



                                        By: /s/ Bruce Phoel
                                           -------------------------------------
                                           Name: Bruce Phoel
                                           Title: Sr. Vice President


                                        LASALLE NATIONAL BANK



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        BNY FINANCIAL CORPORATION



                                        By: /s/ Barry S. Renow
                                           -------------------------------------
                                           Name: Barry S. Renow
                                           Title: Asst. Vice President




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                                               SUMMIT COMMERCIAL/GIBRALTAR CORP.


                                               BY: /s/ Harvey Friedman
                                                  ---------------------------
                                                  NAME: Harvey Friedman
                                                  TITLE: Ex. Vice President

                                               FINOVA CAPITAL CORPORATION


                                               BY: /s/ Thomas Gibbons
                                                  ---------------------------
                                                  NAME: Thomas Gibbons
                                                  TITLE: Vice President


Agreed and Consented as of the
First Date Written Above:


SAFETY 1ST INTERNATIONAL, INC.



BY: /s/ Richard E. Wenz
   ---------------------------------
   NAME: Richard E. Wenz
   TITLE: Vice President


SAFETY 1ST (EUROPE) LIMITED



BY: /s/ Richard E. Wenz
   ---------------------------------
   NAME: Richard E. Wenz
   TITLE: Director


3232301 CANADA, INC.



BY: /s/ Richard E. Wenz
   ---------------------------------
   NAME: Richard E. Wenz
   TITLE: Vice President





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